Exhibit 10.7

SHORT TERM LOAN AGREEMENT

THIS AGREEMENT is made on the 11th day of February, 2016 (the “Effective Date”).

AMONG:

Jeremy Yaseniuk
(The "Lender”)

AND:

DSG GLOBAL INC., a company duly incorporated under the laws of’ the State of Nevada, with its business offices at 214 – 5455 152nd Street, Surrey, BC, V3S 5A5, Canada and The Oxford Science Park, Oxford, United Kingdom, OX4 4GA
(The “Borrower”)

WHEREAS:

A. The Borrower has requested the Lender to make available to it a short term loan in the total amount of $250.000.00 (USD) TWO HUNDRED AND FIFTY THOUSAND UNITED STATES DOLLARS or $347,172.00 CANADIAN DOLLARS as per exchange on above date.

B. The Lender has agreed to make such a loan available to the Borrower on the terms and conditions hereinafter set forth.

THEREFORE, THIS AGREEMENT WITNESSES that pursuant to the premises and in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.00	LOAN

1.01	The Borrower acknowledges that the Lender has advanced to the Borrower the Principal Amount of TWO HUNDRED AND FIFTY THOUSAND UNITED STATES DOLLARS (USD$250,000) (the Principal Amount”).

1.02	In consideration of the Principal amount, the Borrower shall execute and delivery’ to the Lender Promissory Note (the "Note”) in the form attached hereto as Schedule "A”.

1.03	The debt represented by this Agreement and by the Promissory Note is sometimes referred to herein as the “Debt or the “Loan”.

2.00        INTEREST

2.01	The Principal Amount shall bear minimum interest (the “Minimum Interest”) of 10% per annum which shall be payable on the maturity Date with minimum interest of $25,000.

3.00	TERM & REPAYMENT

3.01	The Borrower will pay to the Lender in full the Principal Amount and the Minimum Interest on or before the maturity date which shall be the earlier to occur of:

(a) the date that is no more than six (6) months following the date of this Agreement, subject to extension upon mutual agreement of the Lender and Borrower; or

(b) An Event of Default occurring hereunder. (Collectively the 'Maturity Date")

3.02	The Borrower may prepay the Principal Amount and/or the Minimum Interest in whole or in part, at any time and from time to time without notice, bonus or penalty.

3.03	Any payments made by the Borrower hereunder shall be first applied against the Minimum Interest and lastly to the Principal Amount

3.04
Notwithstanding  the foregoing, in consideration of the Loan to the Borrower, the Borrower shall pay to the Lender, on an ongoing basis until such time as the Loan is repaid  in full, an amount equal to 50% of the gross proceeds actually collected by the Borrower in respect of sales made by the Borrower of products incorporating the DSG TAG TOUCH"' system (collectively the "Gross Proceeds'). 50% of all Gross Proceeds paid to the Borrower hereunder shall be applied against the loan in accordance with above paragraph 3.03.

3.05	Gross Proceeds shall be payable to the Lender within 30 days of collection by the borrower.

3.06
If the Borrower is required by law to withhold from any payment required to be made to the Lender under this Agreement, any amount on account of any taxes imposed by the laws of Canada, or the laws applicable therein, the Borrower will, as applicable, make the withholding; and pay the amount withheld to the appropriate governmental authority before penalties attach or interest accrues. The amount of any payment required to be made hereunder by the Borrower to the Lender is to be reduced by any amount withheld and paid in respect of such payment in accordance with this Section. Upon request of the Lender or the Borrower will deliver to the Lender official tax receipts evidencing such payments.

3.07
The Borrower will make all payments to the Lender under this Agreement by wire transfer, cheque. direct deposit or back draft in immediately available funds to such account or accounts of the Lender as the Lender may direct in writing from time to time.

4.00        REPRESENTATIONS AND WARRANTIES

4.01           the Borrower represents and warrants that:

(a)	It is a duly incorporated company and is in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to carry on its business as now being conducted;
(b)	The execution and delivery of this Agreement and the performance of its provisions have been duly authorized by all necessary corporate action;
(c)
There are no actions, proceeding or investigations pending or, to the knowledge of the Borrower threatened, which question the validity of the Agreement, or the validity of any acts to be taken pursuant hereto which might result in any material adverse change in the condition or business of the Borrower or their respective ability to perform their obligations under this Agreement;

(d)
Neither the entering into, nor the carrying out by the Borrower of its obligations set forth in this Agreement will result in any breach of or be in conflict with any term Memorandum or Articles of the Borrower

4.02         The lender warrants and represents to the Borrower that it will, to the best of its ability, carry outthe terms contained in this Agreement.

4.03
All representations, warranties, and agreements made herein are material and will conclusively be deemed to have been relied on by the Lender notwithstanding any prior or subsequent investigation by the Lender and will survive the advance of the Note and the fulfillment of all the transactions and deliveries contemplated hereunder continuing in full force and effect so long as any amount of the Note remains outstanding and unpaid.

5.00	DEFAULT

5.01	Each of the following events constitutes a default by the Borrower under this Agreement (each, an “Event of Default”), unless the Lender agrees to waive such default:

(a)	The Borrower fails to pay an amount owing to the Lender under this Agreement when due, and such amount remains unpaid in five days;
(b)	Any of the representations or warranties of the Borrower in this Agreement are misleading, or incorrect in any material respect;
(c)	The Lender ceases to have a valid, perfected and enforceable charge over the collateral;
(d)	An order is made or a resolution passed for the liquidation or winding-up of the Borrower; or
(e)
If the Borrower becomes insolvent, admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency, commits an act of bankruptcy, makes an assignment or bulk sale of its assets, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors or a proposal or similar action any jurisdiction, or commences any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or thereafter in effect, or consents to any such proceeding.

5.02        Upon the occurrence of an Event of Default, the Lender may:

(a)
Immediately declare due and payable the outstanding balance of the Loan, without presentment of the Note, and without demand, protest or other notices of any kind, all of which are expressly waived by the Borrower; and/or

(b)	Exercise any and all rights, powers, remedies, and recourses available to the Lender under this Agreement, whether at law, in equity or otherwise.

6.00        MISCELLANEOUS

6.01        This Agreement may not be modified or amended except with the written consent of the partieshereto.

6.02	The parties will execute such further assurances and other documents and instruments and do such other things as may be necessary to implement and carry out the intent of this Agreement

6.03
The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

6.04
Any notice required to be given hereunder by any party will be deemed to have been well and sufficiently given if mailed by pre-paid registered mail, or delivered to whom it is directed at its address set out on page 1, or such other address as any party may, from time to time, direct in writing, and any such notice will be deemed to have been received, if mailed, five business days after the day of mailing and, if delivered, upon the date of delivery. If normal mail service is interrupted by strike, slow-down, force majeure or any other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure prompt receipt thereof.

6.05	Time will be of the essence hereof.

6.06
Nothing contained in this Agreement will prejudice or impair any other right or remedy which the Lender may otherwise have with respect to the Loan hereunder or any rights or remedies it may have with respect to other loans which the Lender may make to the Borrower.

6.07	The Agreement shall not be assigned by either party without written consent of the other.

6.08	This Agreement will be binding upon and ensure to the benefit of the Borrower and the Lender and their respective successors and assigns.

6.09
The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that they have obtained independent legal advice or alternatively, have waived their right to the same.

6.10	This Agreement will in all respects be governed by and be construed in accordance with the laws of British Columbia.

6.11
If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired and such unenforceable or invalid provisions shall be severable for the remainder of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the day and year first above written

LENDER

/s/ Jeremy Yaseniuk
Authorized Signatory of the Lender

DSG GLOBAL INC.

/s/ Robert Silzer
Authorized Signatory of the Lender

SCHEDULE “A”

PROMISSORY NOTE

February 11, 2016

TO: [    ] (the "Lender"')

Maturity Date: August 11, 2016

FOR VALUE RECEIVED, DSG GLOBAL INC. (the "Borrower”) acknowledges itself indebted and promises to pay to, or to the order of, the Lender at the address indicated above they sum of Two Hundred and Fifty Thousand United States Dollars (USD$250,000) (the "Principal Sum"), together with minimum interest in the amount of Twenty Five Thousand United States Dollars (USD$25,000).

If any payment is not made when required to be made in accordance with this promissory note, interest is to be paid by the Borrower such overdue amount, including any accrued and unpaid interest, in the same mariner as is paid on the Principal Sum.

The Borrower waives presentment for payment, protest or notice of protest and notice of dishonor of this promissory note.

DATED in Vancouver, British Columbia, this 11th day of February, 2016

DSG GLOBAL INC.

/s/ Robert Silzer
Authorized Signatory of the Lender